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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2008

Tompkins Financial Corporation

(Exact name of registrant as specified in its charter)

New York	1-12709	16-1482357

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Commons, PO Box 460, Ithaca, New York	14851

(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (607) 273-3210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry Into or Termination of a Material Definitive Agreement.

     The information provided in Items 2.03 and 7.01 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On May 7, 2008, and in connection with the Merger described in Item 7.01 below, Tompkins Financial Corporation (the “Company”), as borrower, drew down $21 million of an available $25 million line of credit, pursuant to its existing Credit Facility (the “Credit Facility”) with JPMorgan Chase Bank, N.A. The Credit Facility was previously described in Item 2.03 of the Company’s Current Report on Form 8-K filed on May 2, 2008.

Item 7.01	Regulation FD Disclosure.

     Effective May 8, 2008, pursuant to an Agreement and Plan of Merger dated as of November 9, 2007 (the “Merger Agreement”), a subsidiary of the Company was merged with and into Sleepy Hollow Bancorp, Inc. (“Bancorp”), with Bancorp continuing as the surviving entity and as a wholly-owned subsidiary of the Company (the “Merger”). The common stock of Bancorp outstanding immediately prior to the Merger was converted into the right to receive $5,095.32 per share in cash, without interest, resulting in total cash merger consideration of approximately $30.2 million. Immediately following the Merger, Sleepy Hollow Bank, Bancorp’s wholly-owned bank subsidiary, was merged with and into Mahopac National Bank, a wholly-owned bank subsidiary of the Company. The Company funded the merger consideration with a combination of proceeds from a draw of approximately $21 million under its existing $25 million line of credit with JPMorgan Chase Bank, and cash on hand. On May 9, 2008, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached herewith as Exhibit 99.1. The description of the merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 99.2 to the Current Report on Form 8-K filed on November 13, 2007. The information under this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 9, 2008.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMPKINS FINANCIAL CORPORATION

Date: May 13, 2008	By:	/s/ Stephen S. Romaine

Stephen S. Romaine
President and CEO